UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2019 (January 10, 2019)

ARTEMIS THERAPEUTICS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE
 (State or Other Jurisdiction of Incorporation)
000-24431	84-1417774
(Commission File Number)	(IRS Employer Identification No.)

18 East 16th Street, Suite 307, New York, NY	10003
(Address of Principal Executive Offices)	(Zip Code)

(646) 233-1454

(Registrant’s Telephone Number, Including Area Code)

 n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.    Termination of Material Definitive Agreement.

On January 10, 2019, Artemis Therapeutics, Inc. (the “Company”) received a notice (the “Notice”) from Hadasit Medical Research Services & Development Ltd. (“Hadasit”) regarding the immediate termination of the Company’s license agreement, dated May 31, 2016 (the “License Agreement”), executed by and between the Company, Hadasit and the Hong Kong University of Science and Technology R and D Corporation Limited (“RDC” and together with Hadasit, the “Licensors”). The License Agreement granted the Company an exclusive worldwide, royalty-bearing, sub-licensable license to make any and all use of certain patents and know-how owned by the Licensors relating to artemisone. The License Agreement was terminated pursuant to Section 12.2.3 as a result of the non-payment for certain sponsored research fees, patent expenses, patent maintenance fees and consulting fees.

A description of the material terms and conditions of the License Agreement was previously disclosed in the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on October 18, 2016.

As a result of the termination of the License Agreement, the Company no longer has any operating business and the Company’s Board of Directors is exploring strategic alternatives.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTEMIS THERAPEUTICS, INC.
Dated: January 16, 2019
	By:	/s/ Chanan Morris
Name: Chanan Morris
Title: Chief Financial Officer